UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2018

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2018, Ross Longfield submitted his resignation from the Board of Directors (the “Board”) of Liberty Tax, Inc. (the “Company”), effective March 21, 2018. Mr. Longfield currently serves as chair of the Nominating and Corporate Governance and Risk Committees of the Company. Prior to February 19, 2018, Mr. Longfield also served as chair of the Audit and Compensation Committees of the Company. Further, Mr. Longfield is the sole remaining Class A elected director member of the Board.

In a letter to the Board, dated February 21, 2018, Mr. Longfield indicated that his decision to resign was a result of his continued concerns regarding tone at the top as previously noted by the Company’s former independent public accounting firm, KPMG, LLP and the results of the Board meeting held on February 19, 2018 where Mr. Hewitt, in his role as Chairman of the Board and sole Class B shareholder, proposed and had passed by the majority Class B board members the following actions: (i) termination of the employment of certain management of the Company, including the termination of Edward L. Brunot as President and Chief Executive Officer and Kathleen Donovan as a short-term consultant, (ii) appointment of Nicole Ossenfort, a Class B director, as President and Chief Executive Officer of the Company, (iii) appointment of two individuals to serve in other Company executive management positions, (iv) replacement of the Company’s law firm Skadden Arps, Slate, Meagher & Flom LLP, (v) appointment of the law firm of Williams Mullen to serve as the company’s Corporate General Counsel, (vi) termination of the board approved process which had previously engaged a board recruitment search firm hired by the Company to assist with recruitment efforts to fill the Class A director vacancies on the Board and (vii) in place of the nominating process, submission by Mr. Hewitt of candidates for consideration to fill the three Class A director vacancies. The foregoing description of this letter is qualified in its entirety by reference to the full text of the letter, a copy of which is filed herewith as Exhibit 17.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
17.1	Letter from Ross Longfield, dated February 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: February 21, 2018	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel